Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ZIMVIE INC.

(hereinafter called the “Corporation”)

Effective: February ~~28, 2022~~17, 2023

ARTICLE I

Offices and Records

Section 1.01. Registered Office. The Corporation shall maintain a registered office ~~of the Corporation in~~and registered agent within the State of Delaware ~~is located at 251 Little Falls Drive, City~~as are designated from time to time by the Board of Directors of ~~Wilmington, County of New Castle, Delaware 19808, and~~ the ~~registered agent at such address is~~ Corporation ~~Service Company~~.

Section 1.02. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”, and each member thereof, a “Director”) may designate or as the business of the Corporation may from time to time require.

Section 1.03. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

Stockholders

Section 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.02. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) as to dividends or upon liquidation, dissolution or winding up, special meetings of the stockholders of the Corporation shall be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the “Whole Board”). Any power of stockholders to call a special meeting is specifically denied. A special meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.03. Place of Meeting. The Board of Directors may designate the place, if any, of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that any annual meeting or any special meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting or special meeting of stockholders.

Section 2.04. Notice of Meetings. The Secretary or Assistant Secretary shall cause written notice of the date, time and place, if any, of each meeting of the stockholders to be given, at least ten (10) calendar days but not more than sixty (60) calendar days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be given either personally, by mail or other means of written communication, or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder of record at such stockholder’s address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the DGCL. Notice of any meeting of stockholders of the Corporation need not be given to any stockholder who shall sign a waiver of such notice in writing or who shall waive such notice by electronic transmission, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation need not be given unless the adjournment is for more than thirty (30) days or is otherwise required by law.

Section 2.05. Quorum; Required Stockholder Vote. Except as otherwise required by law or by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the presence at any stockholders meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the “Voting Stock”) shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) In all matters other than the election of Directors and the matters addressed in paragraph (c) of this Section 2.05, unless otherwise provided by the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. The required vote in the election of Directors is set forth in Section 2.08.

(c) Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory votes pursuant to Sections 14A(a)(1) and 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon; provided that for purposes of any such vote, neither abstentions nor broker non-votes shall count as votes cast.

Section 2.06. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.06 is delivered to the Secretary of the Corporation and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.06.

(ii) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.06, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this Section 2.06, the 2022 annual meeting of stockholders shall be deemed to have been held on May 16, 2022. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (2) such person’s written consent to being named in ~~the~~any proxy ~~statement~~materials as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and/or the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and/or the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and/or such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including in the case of a nomination, the nominee, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners, whether or not such instrument or right shall be subject to settlement in an underlying class or series of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to appear in person or by proxy at the meeting to propose such business or nomination and agrees to continue to own such shares of stock of the Corporation through the date of the meeting, (6) as to any business, other than nominations of persons for election to the Board of Directors, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal ~~or elect the nominee~~ and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal ~~or nomination~~, and (7) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.06 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

(iii) A stockholder who intends to solicit proxies in support of nominations of persons, other than the Corporation’s Director nominees, for election to the Board of Directors and who has delivered a notice of nomination pursuant to this Section 2.06 shall promptly certify to the Corporation, and notify the Corporation in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

~~(iii)~~(iv) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.06 to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is to be increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 2.06 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.06 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.04. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders of the Corporation at which Directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or any committee thereof, or (B) if the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.06 is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.06. In the event the Corporation calls a special meeting of stockholders of the Corporation for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may, pursuant to clause (B) of the immediately preceding sentence, nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by clauses (A) and (C) of Section 2.06(a)(ii) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the relevant procedures set forth in Section 2.06 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders of the Corporation as shall have been brought before the meeting in accordance with the relevant procedures set forth in Section 2.06. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether the relevant procedures set forth in Section 2.06 have been complied with and (B) if the relevant procedures set forth in Section 2.06 have not been complied with, to declare that the applicable nomination shall be disregarded or that the applicable proposed business shall not be transacted. Notwithstanding the provisions of Section 2.06, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or the stockholder otherwise has not complied with the relevant provisions set forth in Section 2.06, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 2.06, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders of the Corporation and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting of stockholders. Unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (x) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of Director nominees other than the Corporation’s Director nominees in accordance with Rule 14a-19, (y) fails to comply with the requirements of Rule 14a-19, or (z) fails to provide reasonable evidence sufficient to satisfy the Corporation that the requirements of Rule 14a-19 have been met, then such stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.

(ii) For purposes of Section 2.06, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the provisions of Section 2.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19) with respect to the matters set forth in such Section~~s~~; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.06 (including paragraphs (a)(i)(C) and (b) of Section 2.06), and compliance with paragraphs (a)(i)(C) and (b) of Section 2.06 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(ii) of Section 2.06, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as it may be amended from time to time). Nothing in Section 2.06 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation, including any Preferred Stock Designation (as defined in the Certificate of Incorporation).

Section 2.07. Proxies. At all meetings of stockholders, a stockholder may vote by proxy in accordance with the DGCL or by such person’s duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a form of proxy color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.08. Procedure for Election of Directors; Required Vote.

(a) Election of Directors. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot. Subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, and except as provided in this Section 2.08(a), each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 2.08(a), a majority of votes cast shall mean that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. If a nominee for Director is not elected and the nominee is an incumbent Director, the Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors pursuant to this Section 2.08(a), or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 7.04 of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Section 7.01 of the Certificate of Incorporation.

(b) Other Matters. Except as otherwise provided by law, the Certificate of Incorporation, a Preferred Stock Designation, applicable stock exchange rules or other rules and regulations applicable to the Corporation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.09. Inspectors of Elections; Opening and Closing the Polls.

(a) The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Board of Directors

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.02. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw in conjunction with the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.03. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the President and Chief Executive Officer or by three or more Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.04. Notice. Notice of any special meeting of Directors shall be given to each Director orally by telephone, in writing by hand delivery, first-class mail, overnight mail, courier service, telegram or electronic transmission, or by any other lawful means. Any such notice shall be sent or transmitted to such post office address, electronic mail address, facsimile number or other number or location as each Director has provided to the Corporation. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If sent by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If sent by electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If given by telephone, by hand delivery or by other lawful means, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present (except when Directors attend for the express purpose of objecting, at the beginning of the meeting, because it is not lawfully called or conveyed) or if those not present waive notice of the meeting either before or after such meeting.

Section 3.05. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.

Section 3.06. Conference Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.07. Quorum. Subject to Article VII of the Certificate of Incorporation, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.08. Committees of the Board of Directors.

(a) The Board of Directors may from time to time designate committees, which shall consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

(b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.04. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 3.09. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.10. Chairman of the Board. The Chairman of the Board, who may be an officer of the Corporation or may be a non-executive Chairman of the Board as determined by the Board of Directors, shall preside at all meetings of stockholders and of the Board of Directors at which he or she is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by these Bylaws or the Board of Directors. The Board of Directors also may elect a Vice-Chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.

Section 3.11. Emergency Provisions. In the event of a disaster of sufficient severity to prevent the business and affairs of the Corporation from being managed and its corporate powers from being exercised by the Board of Directors in accordance with these Bylaws, whether by reason of multiple deaths or incapacity of Directors and officers, destruction of property, failure of communications or other catastrophe, then, notwithstanding any other provision of these Bylaws, the following provisions shall apply:

(a) An emergency meeting or meetings of the Board of Directors or the surviving members thereof shall be called by the Chairman of the Board of Directors or the Chief Executive Officer, if available, and otherwise by one or more Directors; such meetings to be held at such times and places and upon such notice, if any, as the person or persons calling the meeting shall deem proper. The Board of Directors may take any action at such meetings which it deems necessary and appropriate to meet the emergency.

(b) The presence of the smallest number of Directors permitted by law to constitute a quorum, but not less than two, shall be sufficient for the transaction of business at emergency meetings of the Board of Directors, except that if there be less than two surviving Directors, the surviving Director, although less than a quorum, may fill vacancies in the Board of Directors. Vacancies in the Board of Directors shall be filled as soon as reasonably practicable following the emergency in the manner specified in Article VII of the Certificate of Incorporation.

(c) Without limiting the generality of the foregoing, the Board of Directors is authorized in connection with an emergency to make all necessary determinations of fact regarding the nature, extent and severity of the emergency and the availability of Directors to participate in meetings, to designate and replace officers, agents and employees of the Corporation and otherwise provide for continuity of management.

(d) The emergency powers provided in this Section 3.11 shall be in addition to any powers provided by law.

ARTICLE IV

Officers

Section 4.01. Elected Officers. The elected officers of the Corporation shall be a President and Chief Executive Officer, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the President and Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the President and Chief Executive Officer, as the case may be.

Section 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 4.07.

Section 4.03. President, Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation, shall act in a general executive capacity, shall, subject to the oversight of the Board of Directors, be responsible for the general management of the policies and affairs of the Corporation and the administration and operation of the Corporation’s business, and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. The President and Chief Executive Officer shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The President and Chief Executive Officer, if he or she is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board and the Vice-Chairman, if any, act as chairman of all meetings of stockholders and of the Board of Directors.

Section 4.04. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to such person by the Board of Directors or by the President and Chief Executive Officer.

Section 4.05. Treasurer.

(a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors or the President and Chief Executive Officer.

(b) The Board of Directors or the President and Chief Executive Officer may designate one or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board of Directors or the President and Chief Executive Officer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer(s) as the Board of Directors or the President and Chief Executive Officer may designate.

Section 4.06. Secretary.

(a) The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all instruments and documents to be executed on behalf of the Corporation under its seal and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the President and Chief Executive Officer.

(b) The Board of Directors or the President and Chief Executive Officer may designate one or more Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board of Directors or the President and Chief Executive Officer. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors or the President and Chief Executive Officer may designate.

Section 4.07. Removal. Any officer or agent of the Corporation may be removed by the affirmative vote of a majority of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the President and Chief Executive Officer may be removed by him or her whenever, in such person’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

Section 4.08. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the President and Chief Executive Officer because of death, resignation, or removal may be filled by the President and Chief Executive Officer.

ARTICLE V

Stock Certificates and Transfers

Section 5.01. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Corporation may from time to time prescribe, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the Corporation’s common or any preferred shares may be uncertificated shares. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates ~~and, upon request, every holder of uncertificated shares,~~ shall be entitled to have a certificate signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe or as may otherwise be permitted by applicable law. Any signature required to be on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Except as otherwise provided by law or these Bylaws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock or uncertificated shares in the Corporation shall be issued in place of any stock certificate or uncertificated shares alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

ARTICLE VI

Miscellaneous Provisions

Section 6.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

Section 6.02. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 6.03. Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the word “Delaware.”

Section 6.04. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof given in accordance with applicable law shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

Section 6.06. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the President and Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President and Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VII

Contracts, Proxies, Etc.

Section 7.01. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation, or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The President and Chief Executive Officer, any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed or for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the President and Chief Executive Officer, any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President and Chief Executive Officer, any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holders of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in accordance with applicable law, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies, consents or other instruments as such person may deem necessary or proper in the premises.

ARTICLE VIII

Amendments

Section 8.01. Amendments. The Bylaws may be altered or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the Voting Stock then outstanding, voting as a single class, provided, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting; or (b) by the affirmative vote of a majority of the Whole Board.

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